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                                  SCHEDULE 14A
                                 (RULE 14a-101)
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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


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  /X/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ST. PAUL BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)

                              KEEFE MANAGERS, INC.
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KEEFE MANAGERS, INC.

For Release: November 30, 1998

Contact:    Mr. Harry V. Keefe, Jr.
            Keefe Managers, Inc.
            Tel 212-754-2000
            Fax 212-754-5806


                    INVESTMENT MANAGER SUBMITS SHAREHOLDER
                        RESOLUTION TO ST. PAUL BANCORP


-- DISTINGUISHED BANKING ANALYST PROPOSES THAT DIRECTORS SEEK SALE OR MERGER OF ST. PAUL BANCORP, INC.: CITIES POOR MANAGEMENT AND INCREASED COMPETITION --


New York, NY - November 30, 1998 - Harry V. Keefe, Jr., well-respected banking analyst whose Keefe Managers' funds have achieved superior returns*, has submitted a shareholder resolution proposing that St. Paul Bancorp (NASDAQ:
SPBC) seek a sale or a merger. This is Harry Keefe's first such resolution in over 40 years as a banking analyst and investment manager.


Mr. Harry V. Keefe, Jr., Chairman and Chief Executive Officer of Keefe Managers, Inc., said, "St. Paul's Management has rarely earned a competitive return in the decade since the company became public. The Company achieved only a 1.5% compound core annual earnings growth between 1993 and 1997 (the banking industry's most lucrative years since the 1950's), excluding inflated earnings from releasing loss reserves. Management has not articulated a reasonable plan to increase shareholder value. Instead, Management has proposed temporarily eliminating incentive-based compensation and engaging in risky new endeavors such as entering the commercial banking business and purchasing mortgages wholesale. We believe management has also ignored multiple approaches from several interested acquirers."


Mr. Keefe added, "Few thrifts have been successful in becoming commercial banks. Further, new entrants to the Chicago market: Bank One, U.S. Bancorp, the new Firstar, the new BankAmerica and TCF Financial will dramatically increase competitive pressure on St. Paul Bancorp. Given increasing competition and the Company's subpar performance, a sale or merger of St. Paul Bancorp and receipt of a takeover premium is best for the shareholders."

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Keefe Managers, led by Chairman Harry Keefe, Jr., is an investment adviser/manager that focuses on financial stocks, and owns one million shares of St. Paul Bancorp in its various funds. Harry Keefe, Jr. was the founder of Keefe, Bruyette and Woods, an investment banking firm that services the banking industry. He left Keefe, Bruyette and Woods in 1989 and founded Keefe Managers in 1991.

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*Ranked #1 for one and three year returns in a February 10, 1998 WALL STREET
 JOURNAL survey